News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES FISCAL YEAR 2023 SECOND QUARTER RESULTS
Net Sales -1%; Organic Sales +5%;
Diluted EPS and Core EPS $1.59, each -4%
RAISES SALES GROWTH OUTLOOK
MAINTAINS FISCAL YEAR EPS GROWTH & CASH GUIDANCE RANGES

CINCINNATI, January 19, 2023 - The Procter & Gamble Company (NYSE:PG) reported second quarter fiscal year 2023 net sales of $20.8 billion, a decrease of one percent versus the prior year. Excluding the impacts of foreign exchange and acquisitions and divestitures, organic sales increased five percent. Diluted net earnings per share were $1.59, a decrease of four percent versus prior year EPS.

Operating cash flow was $3.6 billion, and net earnings were $4.0 billion for the quarter. Adjusted free cash flow productivity was 72%, which is calculated as operating cash flow, less capital spending, as a percentage of net earnings. The Company returned $4.2 billion of cash to shareholders via approximately $2.2 billion of dividend payments and $2 billion of common stock repurchases.

$ billions, except EPS
Second Quarter
GAAP	2023	2022	% Change	Non-GAAP*	2023	2022	% Change
Net Sales	20.8	21.0	(1)%	Organic Sales	n/a	n/a	5%
Diluted EPS	1.59	1.66	(4)%	Core EPS	1.59	1.66	(4)%
*Please refer to Exhibit 1 - Non-GAAP Measures for the definition and reconciliation of these measures to the related GAAP measures.

“We delivered solid results in the second quarter of fiscal year 2023 in what continues to be a very difficult cost and operating environment,” said Jon Moeller, Chairman of the Board, President and Chief Executive Officer. “Progress against our plan fiscal year to date enables us to raise our sales growth outlook for fiscal 2023 and maintain our guidance range for EPS growth despite significant headwinds. We remain committed to our integrated strategies of a focused product portfolio, superiority, productivity, constructive disruption and an agile and accountable organization structure. These strategies have enabled us to build and sustain strong momentum. They remain the right strategies to navigate through the near-term challenges we’re facing and continue to deliver balanced growth and value creation.”

October - December Quarter Discussion
Net sales in the second quarter of fiscal year 2023 were $20.8 billion, a one percent decrease versus the prior year. Unfavorable foreign exchange had a six percent impact on net sales. Organic sales, which exclude the impacts of foreign exchange and acquisitions and divestitures, increased five percent. The organic sales increase was driven by a ten percent increase from higher pricing and a one percent increase from positive product mix, partially offset by a six percent decrease in shipment volumes.

October - December 2022	Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales	Organic Volume	Organic Sales
Net Sales Drivers (1)
Beauty	(4)%	(8)%	9%	(2)%	2%	(3)%	(4)%	3%
Grooming	(8)%	(9)%	11%	(3)%	—%	(9)%	(8)%	—%
Health Care	(1)%	(6)%	5%	4%	—%	2%	(1)%	8%
Fabric & Home Care	(7)%	(7)%	13%	2%	—%	1%	(7)%	8%
Baby, Feminine & Family Care	(6)%	(5)%	8%	2%	—%	(1)%	(6)%	4%
Total P&G	(6)%	(6)%	10%	1%	—%	(1)%	(6)%	5%
(1)Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

•Beauty segment organic sales increased three percent versus year ago. Skin and Personal Care organic sales increased low single digits due to innovation-driven volume growth and higher pricing, partially offset by negative mix from COVID-related declines in SK-II. Hair Care organic sales increased mid-single digits driven by increased pricing, partially offset by volume declines due to market contraction.
•Grooming segment organic sales were unchanged versus year ago as higher pricing was fully offset by volume decline and negative mix, due to market contraction and retailer inventory reductions of appliances.
•Health Care segment organic sales increased eight percent versus year ago. Oral Care organic sales increased low single digits due to increased pricing and favorable geographic mix, partially offset by volume declines due to portfolio reduction in Russia and COVID-related disruptions in Greater China. Personal Health Care organic sales increased high-teens due to increased pricing, favorable mix and volume growth driven by a strong cough, cold and flu season.
•Fabric and Home Care segment organic sales increased eight percent versus year ago. Fabric Care organic sales increased high single digits due to increased pricing, partially offset by volume declines due to market contraction and increased pricing, primarily in Europe. Home Care organic sales increased high single digits due to increased pricing, partially offset by volume declines versus a high base period of increased consumption of cleaning products.
•Baby, Feminine and Family Care segment organic sales increased four percent versus year ago. Baby Care organic sales increased low single digits due to increased pricing, partially offset by volume declines from market contraction. Feminine Care organic sales increased high single digits driven by increased pricing and positive geographic mix, partially offset by volume declines in emerging markets. Family Care organic sales increased low single digits due to increased pricing, partially offset by lower volumes due to market contraction and market share softness.

Diluted net earnings per share decreased by four percent to $1.59, driven by a decline in net sales and a decrease in operating margin partially offset by a lower effective tax rate and a reduction in shares outstanding. Currency-neutral EPS were up five percent versus the prior year EPS.

Gross margin for the quarter decreased 160 basis points versus year ago, 100 basis points on a currency-neutral basis. The decline was driven by 380 basis points of increased commodity and input material costs, 130 basis points of negative product mix and 140 basis points of capacity start-up costs and other impacts. These were partially offset by benefits of 470 basis points from increased pricing and 80 basis points from gross productivity savings.
Selling, general and administrative expense (SG&A) as a percentage of sales increased 10 basis points versus year ago and decreased 30 basis points on a currency-neutral basis. The decrease was driven by 130 basis points of leverage due to organic sales growth and 30 basis points of productivity savings, partially offset by 130 basis points of inflation, capability investments and other impacts.

Operating margin for the quarter decreased 170 basis points versus the prior year, 70 basis points on a currency-neutral basis. Operating margin included gross productivity savings of 110 basis points.

Fiscal Year 2023 Guidance

P&G raised its guidance for fiscal 2023 all-in sales to a range of down one percent to in-line versus the prior fiscal year from a prior range of down three percent to down one percent. The Company also raised its outlook for organic sales growth to a range of four to five percent versus the prior fiscal year from a prior growth range of three to five percent. Foreign exchange is now expected to be a five percentage point headwind to all-in sales growth for the fiscal year.

P&G maintained its outlook for fiscal 2023 diluted net earnings per share growth in the range of in-line to up four percent versus fiscal 2022 EPS of $5.81. The Company added that given continued significant cost headwinds from commodity and materials costs and foreign exchange impacts, it continues to expect EPS results to be towards the lower end of the fiscal year guidance range.

P&G said its current fiscal 2023 outlook includes headwinds of approximately $1.2 billion after-tax due to unfavorable foreign exchange rates, $2.3 billion due to higher commodity and materials costs, and $200 million from higher freight costs. Combined, these items are a $3.7 billion after-tax headwind, or approximately $1.50 per share, to fiscal 2023 earnings versus fiscal 2022, or a headwind of approximately 26 points to EPS growth. The $3.7 billion headwind is a modest sequential improvement versus guidance provided in October, due to both commodities and foreign exchange.

The Company is unable to reconcile its forward-looking non-GAAP cash flow measure and tax rate measures without unreasonable efforts because the Company cannot predict the timing and amounts of discrete cash items, such as acquisitions, divestitures, or impairments, which could significantly impact GAAP results.

P&G now expects a core effective tax rate of approximately 20% in fiscal 2023.

Capital spending is estimated to be approximately 5% of fiscal 2023 net sales.

P&G continues to expect adjusted free cash flow productivity of 90% and expects to pay around $9 billion in dividends and to repurchase $6 billion to $8 billion of common shares in fiscal 2023.

Forward-Looking Statements
Certain statements in this release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, acts of war (including the Russia Ukraine War) or terrorism or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving digital marketing and selling platform requirements and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, supply chain practices or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third-party information and operational technology systems, networks and services and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, privacy and data protection, tax, the environment, due diligence, risk oversight, accounting and financial reporting) and to resolve new and pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company's overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; (17) the ability to successfully manage the demand, supply and operational challenges, as well as governmental responses or mandates, associated with a disease outbreak, including epidemics, pandemics or similar widespread public health concerns (including COVID-19); (18) the ability to manage the uncertainties, sanctions and economic effects from the war between Russia and Ukraine; and (19) the ability to successfully achieve our ambition of reducing our greenhouse gas emissions and delivering progress towards our environmental sustainability priorities. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit https://www.pg.com for the latest news and information about P&G and its brands. For other P&G news, visit us at https://www.pg.com/news.
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P&G Media Contacts:
Erica Noble, 513.271.1793
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

Category: PG-IR

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended December 31
	2022	2021	% Chg
NET SALES	$20,773	$20,953	(1)%
Cost of products sold	10,897	10,664	2%
GROSS PROFIT	9,876	10,289	(4)%
Selling, general and administrative expense	5,091	5,121	(1)%
OPERATING INCOME	4,785	5,168	(7)%
Interest expense	(171)	(106)	61%
Interest income	66	10	560%
Other non-operating income, net	155	167	(7)%
EARNINGS BEFORE INCOME TAXES	4,835	5,239	(8)%
Income taxes	876	997	(12)%
NET EARNINGS	3,959	4,242	(7)%
Less: Net earnings attributable to noncontrolling interests	26	19	37%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$3,933	$4,223	(7)%

EFFECTIVE TAX RATE	18.1%	19.0%

NET EARNINGS PER SHARE (1)
Basic	$1.63	$1.72	(5)%
Diluted	$1.59	$1.66	(4)%

DIVIDENDS PER COMMON SHARE	$0.9133	$0.8698
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,481.2	2,544.2

COMPARISONS AS A % OF NET SALES			Basis Pt Chg
Gross profit	47.5%	49.1%	(160)
Selling, general and administrative expense	24.5%	24.4%	10
Operating income	23.0%	24.7%	(170)
Earnings before income taxes	23.3%	25.0%	(170)
Net earnings	19.1%	20.2%	(110)
Net earnings attributable to Procter & Gamble	18.9%	20.2%	(130)
(1)Basic net earnings per share and Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended December 31, 2022
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss)	% Change Versus Year Ago
Beauty	$3,807	(3)%	$1,145	(3)%	$911	(4)%
Grooming	1,643	(9)%	496	(14)%	404	(15)%
Health Care	3,051	2%	887	(2)%	686	(2)%
Fabric & Home Care	7,032	1%	1,538	5%	1,171	3%
Baby, Feminine & Family Care	5,065	(1)%	1,112	(6)%	848	(7)%
Corporate	175	N/A	(343)	N/A	(61)	N/A
Total Company	$20,773	(1)%	$4,835	(8)%	$3,959	(7)%

	Three Months Ended December 31, 2022
Net Sales Drivers (1)	Volume	Organic Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales
Beauty	(4)%	(4)%	(8)%	9%	(2)%	2%	(3)%
Grooming	(8)%	(8)%	(9)%	11%	(3)%	—%	(9)%
Health Care	(1)%	(1)%	(6)%	5%	4%	—%	2%
Fabric & Home Care	(7)%	(7)%	(7)%	13%	2%	—%	1%
Baby, Feminine & Family Care	(6)%	(6)%	(5)%	8%	2%	—%	(1)%
Total Company	(6)%	(6)%	(6)%	10%	1%	—%	(1)%
(1)Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Six Months Ended December 31
Amounts in millions	2022	2021
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	$7,214	$10,288
OPERATING ACTIVITIES
Net earnings	7,922	8,368
Depreciation and amortization	1,316	1,395
Share-based compensation expense	250	268
Deferred income taxes	(398)	(101)
Gain on sale of assets	(3)	(82)
Changes in:
Accounts receivable	(654)	(644)
Inventories	(655)	(840)
Accounts payable, accrued and other liabilities	177	1,431
Other operating assets and liabilities	(535)	(84)
Other	224	53
TOTAL OPERATING ACTIVITIES	7,644	9,764
INVESTING ACTIVITIES
Capital expenditures	(1,598)	(1,717)
Proceeds from asset sales	8	97
Acquisitions, net of cash acquired	(76)	(349)
Other investing activity	344	3
TOTAL INVESTING ACTIVITIES	(1,322)	(1,966)
FINANCING ACTIVITIES
Dividends to shareholders	(4,486)	(4,353)
Additions to short-term debt with original maturities of more than three months	10,447	6,747
Reductions in short-term debt with original maturities of more than three months	(3,260)	(1,730)
Net reductions to other short-term debt	(1,759)	(1,124)
Additions to long-term debt	—	2,136
Reductions in long-term debt	(1,877)	(1,673)
Treasury stock purchases	(6,002)	(7,504)
Impact of stock options and other	437	1,215
TOTAL FINANCING ACTIVITIES	(6,500)	(6,286)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(182)	(256)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(360)	1,256
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$6,854	$11,544

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	December 31, 2022	June 30, 2022
Cash and cash equivalents	$6,854	$7,214
Accounts receivable	5,767	5,143
Inventories	7,541	6,924
Prepaid expenses and other current assets	1,704	2,372
TOTAL CURRENT ASSETS	21,866	21,653
Property, plant and equipment, net	21,167	21,195
Goodwill	39,951	39,700
Trademarks and other intangible assets, net	23,594	23,679
Other noncurrent assets	11,137	10,981
TOTAL ASSETS	$117,715	$117,208

Accounts payable	$14,153	$14,882
Accrued and other liabilities	10,293	9,554
Debt due within one year	14,300	8,645
TOTAL CURRENT LIABILITIES	38,746	33,081
Long-term debt	20,582	22,848
Deferred income taxes	6,462	6,809
Other noncurrent liabilities	7,200	7,616
TOTAL LIABILITIES	72,990	70,354
TOTAL SHAREHOLDERS' EQUITY	44,725	46,854
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$117,715	$117,208

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
The following provides definitions of the non-GAAP measures used in Procter & Gamble's January 19, 2023 earnings release and the reconciliation to the most closely related GAAP measures. Management believes that these non-GAAP measures provide useful perspective on underlying business trends and provide a supplemental measure of period-to-period financial results. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance. Management uses these non-GAAP measures in making operating decisions, allocating financial resources and for business strategy purposes. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The Company is not able to reconcile its forward-looking non-GAAP cash flow and tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. We believe this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis. This measure is used in assessing achievement of management goals for at-risk compensation.
Currency-neutral operating margin: Currency-neutral operating margin is a measure of the Company's operating margin excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Currency-neutral gross margin: Currency-neutral gross margin is a measure of the Company's gross margin excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.

Currency-neutral selling, general and administrative (SG&A) expense as a percentage of net sales: Currency-neutral SG&A expense as a percentage of net sales is a measure of the Company's selling, general and administrative expenses excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company's operating efficiency over time.
Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share adjusted as indicated. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time. This measure is also used when evaluating senior management in determining their at-risk compensation. For the period covered by this release, there are no reconciling items for Core EPS.
Currency-neutral EPS: Currency-neutral EPS is a measure of the Company's EPS excluding the incremental current year impact of foreign exchange. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time.
Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. This measure is also used in assessing the achievement of management goals for at-risk compensation.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
	AS REPORTED (GAAP)	AS REPORTED (GAAP)
COST OF PRODUCTS SOLD	$10,897	$10,664
GROSS PROFIT	9,876	10,289
GROSS MARGIN	47.5%	49.1%
CURRENCY IMPACT TO GROSS MARGIN	0.6%
CURRENCY-NEUTRAL GROSS MARGIN	48.1%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,091	5,121
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	24.5%	24.4%
CURRENCY IMPACT TO SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(0.4)%
CURRENCY-NEUTRAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	24.1%
OPERATING INCOME	4,785	5,168
OPERATING MARGIN	23.0%	24.7%
CURRENCY IMPACT TO OPERATING MARGIN	1.0%
CURRENCY-NEUTRAL OPERATING MARGIN	24.0%
NET EARNINGS ATTRIBUTABLE TO P&G	3,933	4,223

DILUTED NET EARNINGS PER COMMON SHARE (1)	$1.59	$1.66
CURRENCY IMPACT TO EARNINGS	$0.16
CURRENCY-NEUTRAL CORE EPS	$1.75
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,481.2	2,544.2
COMMON SHARES OUTSTANDING - December 31, 2022	2,359.1
(1) Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE IN CURRENT YEAR REPORTED (GAAP) AND NON-GAAP MEASURES VERSUS PRIOR YEAR REPORTED (GAAP) MEASURES
GROSS MARGIN	(160)	BPS
CURRENCY-NEUTRAL GROSS MARGIN	(100)	BPS
SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	10	BPS
CURRENCY-NEUTRAL SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(30)	BPS
OPERATING MARGIN	(170)	BPS
CURRENCY-NEUTRAL OPERATING MARGIN	(70)	BPS
EPS	(4)%
CURRENCY-NEUTRAL EPS	5%

Organic sales growth:

October - December 2022	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
Beauty	(3)%	8%	(2)%	3%
Grooming	(9)%	9%	—%	—%
Health Care	2%	6%	—%	8%
Fabric & Home Care	1%	7%	—%	8%
Baby, Feminine & Family Care	(1)%	5%	—%	4%
Total P&G	(1)%	6%	—%	5%
(1)Acquisitions/Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Total P&G	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other (1)	Organic Sales Growth
FY 2023 (Estimate)	(1)% to 0%	+5%	+4% to +5%
(1)Acquisitions/Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.
Adjusted free cash flow (dollar amounts in millions):

Three Months Ended December 31, 2022
Operating Cash Flow	Capital Spending	Adjusted Free Cash Flow
$3,574	$(708)	$2,866
Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended December 31, 2022
Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$2,866	$3,959	72%